Exhibit 23.1

                         CONSENT OF INDEPENDENT AUDITORS


To the Board of Directors
and Stockholders of Cysive, Inc.

                  We consent to the incorporation by reference herein of our report dated January 31, 2000, with respect to the financial statements and schedule of Cysive, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission on February 22, 2000 and incorporated by reference in the Registration Statement (Form S-8, No. 333-______) pertaining to the Second Amended and Restated 1994 Stock Option Plan of Cysive, Inc.


                                                  /s/ Ernst & Young LLP

Vienna, Virginia
May 12, 2000